UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2015

INVENT Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

814-00720	20-5655532
(Commission File Number)	(IRS Employer Identification No.)

1930 Ocean Avenue, #205, Santa Monica, CA 90405
(Address of principal executive offices) (Zip Code)

(702) 943-0320
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 22, 2015 Invent Ventures, Inc. (“Invent” or the “Company” sold all 565,965 shares of Sanguine Biosciences, Inc. (“Sanguine”) Preferred Stock owned by the Company to four (4) investors, pursuant to a Stock Purchase Agreement dated May 19, 2015, for a total purchase price of $145,000.  Invent still owns 4,000,000 shares of Sanguine’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENT VENTURES, INC.

Date:  May 27, 2015

/s/ Bryce Knight

Bryce Knight,

Chief Executive Officer